UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2025

OLD MARKET CAPITAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3350 Omaha, Nebraska	68102
(Address of Principal Executive Offices)	(Zip Code)

(531) 867-3631
(Registrant’s telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OMCC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events

On December 10, 2025, Old Market Capital Corporation (the "Company") issued a press release announcing that its Board of Directors has approved a share repurchase program under which the Company is authorized to repurchase shares of the Company’s currently issued and outstanding common stock from time to time with an aggregate purchase price of up to $7 million. The repurchase program does not have an expiration date. The timing and actual number of shares repurchased will depend on a variety of factors, including without limitation the share price, business and market conditions, regulatory requirements and other factors. Share repurchases under the repurchase program may be made in the open market, in privately negotiated transactions, or by other methods. The repurchase program does not obligate the Company to purchase any particular number of shares, and it may be modified, suspended or terminated at any time.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

Exhibit #	Description
99.1	Press Release dated December 10, 2025 entitled “Old Market Capital Announces $7M Share Repurchase Program”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Old Market Capital Corporation
(Registrant)

Date: December 10, 2025	/s/ Charles Krebs
Charles Krebs
Chief Financial Officer